UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”) is made and entered into effective as of June 27, 2024, by and among Generation Income Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) and JCWC Funding, LLC (the “Purchaser”).

RECITALS

WHEREAS, the Operating Partnership desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, an aggregate of Five Hundred Thousand (500,000) Series A Redeemable Preferred Units of the Operating Partnership (collectively, the “Purchased Units”) upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements set forth below, the parties hereto agree as follows:

Article I.

ISSUANCE OF PURCHASED UNITS
1.1
Purchased Units. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase an aggregate of Five Hundred Thousand (500,000) Purchased Units from the Operating Partnership.
1.2
Purchase Price. The purchase price for the Purchased Units shall be Five Dollars ($5.00) per Purchased Unit, consisting of an aggregate purchase price of Two Million Five Hundred Thousand Dollar ($2,500,000) (the “Purchase Price”).
1.3
Closing.
(a)
Subject to the terms set forth herein, the closing of the transactions contemplated by this Agreement shall take place at a time mutually agreeable to the Operating Partnership and the Purchaser (the “Closing Time”) on the date hereof, at the offices of the Operating Partnership or at such other place and time as the parties may agree. Closing may also occur via the electronic exchange of signature pages.
(b)
On or prior to the Closing Time, the Purchaser shall deliver Purchase Price for the Purchased Units by wire transfer of immediately available U.S. funds to an account specified in writing by the Operating Partnership.
(c)
At the Closing Time, and to the extent the Purchaser has not already executed such documents, the Purchaser shall deliver to the Operating Partnership an executed joinder or signature page (the “Joinder”), in substantially the form attached hereto as Exhibit A, to that certain Amended and Restated Limited Partnership Agreement, dated March 23, 2018, of the Operating Partnership, as amended by that certain First Amendment to the Amended and Restated Limited Partnership Agreement, dated May 21, 2019, that certain Second Amendment to the Amended and Restated Limited Partnership Agreement, dated October 12, 2020, that certain Third Amendment to the Amended and Restated Limited Partnership Agreement, dated August 10, 2023, and that certain Fourth Amendment to the Amended and Restated Limited Partnership Agreement,

4876-4493-1776.2

dated June 27, 2024, by and among the Operating Partnership and the other partners of the Operating Partnership named therein (the “Partnership Agreement”).
Article II.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Operating Partnership that the following statements are true and correct with respect to the Purchaser.

2.1
Authority and Capacity. Purchaser possesses all requisite legal right, power, authority and capacity to execute, deliver and perform this Agreement, and each other agreement, instrument and document to be executed and delivered by such Purchaser in connection herewith, and consummate the transactions contemplated herein and therein.
2.2
Execution and Delivery; Enforceability. This Agreement has been, and each other document, instrument or agreement to be executed and delivered by Purchaser in connection herewith will be upon such delivery, duly executed and delivered by Purchaser, and constitutes, or will constitute upon such delivery, the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and remedies generally, and, as to enforceability, general principles of equity.
2.3
Noncontravention. (i) Purchaser is not required to submit any notice, report or other filing with any governmental authority in connection with Purchaser’s execution, delivery or performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Purchaser in connection herewith, (ii) such execution, delivery and performance will not result in a breach or violation of, or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or give rise to a right of any party to accelerate, amend, modify or terminate, or require payments under, or require the authorization, consent or approval from any third party pursuant to any agreement to which such Purchaser is a party, and (iii) no consent, approval or authorization of any governmental authority, or any other entity or person is required to be obtained by Purchaser in connection with Purchaser’s execution, delivery and performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Purchaser in connection herewith. The execution and delivery by Purchaser of this Agreement and any other document, instrument or agreement to be executed and delivered by Purchaser in connection herewith and the consummation by Purchaser of the transactions contemplated hereby and thereby will not conflict with or violate any laws applicable to such Purchaser or by which any of Purchaser’s properties or assets are bound or are subject.
2.4
Legal Proceedings. There is no order and no action, suit, arbitration, proceeding, investigation or claim of any kind whatsoever, at law or in equity, pending or, to the knowledge of such Purchaser, threatened against such Purchaser, which would give a third party the right to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent such Purchaser from complying with the terms and provisions of this Agreement.
2.5
Investment Intent. Purchaser acknowledges that the Purchased Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser is an

“accredited investor” as defined in Regulation D promulgated under the Securities Act and possesses such knowledge and experience in financial and business matters that it, he ow she is capable of evaluating the merits and risks of Purchaser’s investments hereunder and has the net worth to undertake such risks. Purchaser is in a financial position to hold the Purchased Units for an indefinite period of time and is able to bear the economic risk of, and withstand a complete loss of, Purchaser’s investment therein. Purchaser recognizes that Purchaser’s investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Operating Partnership and the risk of a complete loss of Purchaser’s investment in the Operating Partnership. Purchaser is acquiring the Purchased Units for Purchaser’s own account, for investment purposes only and not with a view to the distribution thereof. Purchaser has been given access to full and complete information regarding the Operating Partnership, has had the opportunity to meet with representatives of the Operating Partnership to ask questions of, and receive answers from such representatives concerning the Operating Partnership and has utilized such access to such Purchaser’s satisfaction for the purpose of obtaining the information Purchaser believes is relevant to making Purchaser’s decision to acquire the Purchased Units. Purchaser agrees that the Purchased Units will not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except in compliance with the Securities Act. Purchaser acknowledges that the offering and sale of the Purchased Units is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder and the securities laws of the state of Purchaser’s residence and understands that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of the offer and sale of the Purchased Units, nor is it intended that any such agency will do so because of the nature and limited number of persons solicited and the private aspects of the offering. Purchaser is a resident and domiciliary (not a temporary or transient resident) of the jurisdiction listed after Purchaser’s name on Purchaser’s signature page hereto, has no present intention to become a resident of any other jurisdiction, and all communications, written or oral, concerning the Purchased Units have been directed to Purchaser in and received by Purchaser in such jurisdiction.

Article III.

Representations and Warranties of the Operating Partnership.

The Operating Partnership hereby represents and warrants to the Purchaser as follows:

3.1
Organization, Good Standing and Qualification.
(a)
The Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own and operate its properties and assets, to execute and deliver this Agreement and the Joinder(s), to carry out the provisions of this Agreement and the Partnership Agreement, and to carry on its business as currently conducted and as proposed to be conducted.
(b)
The Operating Partnership is not in violation or default of any of the terms of its Certificate of Limited Partnership or the Partnership Agreement. The execution, delivery and performance of this Agreement and the Joinder(s) and the sale, issuance and delivery of the Purchased Units pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under its Certificate of Limited Partnership, the Partnership Agreement or the Delaware Revised Uniform Limited Partnership Act.
(c)
The Operating Partnership is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or agency or any other entity or person in connection with the execution, delivery and performance by the Operating Partnership of this Agreement and the Joinder(s) to which it is a party, other than applicable Form D filings with the Securities and Exchange Commission, notice filings under applicable state securities laws, and filings with The Nasdaq Stock Market LLC relating to the listing of additional shares.
3.2
Issuance of the Purchased Units. The Purchased Units, when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, shall be duly and validly issued and fully paid.

Article IV.

COVENANTS AND AGREEMENTS
4.1
Further Assurances. From and after the date of this Agreement, the Purchaser shall execute any and all further documents, agreements and instruments and take all further actions that may be required under applicable law or that the Operating Partnership may reasonably request in order to effectuate the transactions contemplated by this Agreement.
4.2
Transfer Restrictions. The parties agree that the transfer of any Purchased Units shall be governed by the terms and provisions of the Partnership Agreement.
Article V.

MISCELLANEOUS
5.1
Notices. All notices, requests and other communications required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email; or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Operating Partnership:

c/o Generation Income Properties, Inc.

401 E. Jackson Street, Suite 3300

Tampa, FL 33602

Attn: David Sobelman

ds@gipreit.com

with a copy to:

Foley & Lardner LLP

100 N. Tampa Street, Suite 2700

Tampa, FL 33602

Attn: Curt Creely

ccreely@foley.com

If to the Purchaser, the Purchaser’s address set forth on Purchaser’s signature page hereto; and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section 5.1.

5.2
Entire Agreement. This Agreement, the Joinder(s), and the instruments to be delivered by the parties pursuant to the provisions hereof and thereof constitute the entire agreement between the parties relating to the subject matter herein and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Any amendments, or alternative or supplementary provisions, to this Agreement, must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.
5.3
Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.
5.4
Counterparts; Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original of any party executing the same, and all such counterparts shall constitute but one instrument. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail, DocuSign or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of PDF, DocuSign or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.
5.5
Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State without regard to conflict of laws provisions. All disputes arising from or relating to this Agreement, the transactions contemplated hereby, or the purchase and sale of the Purchased Units will be resolved exclusively in the state or federal courts located in Hillsborough County, Florida.

5.6
Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and permitted assigns. Nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
5.7
Assignability. Neither this Agreement nor any right, interest or obligation hereunder shall be assignable by any party without the prior written consent of the other party except (a) for assignments and transfers by operation of law, (b) the Operating Partnership may assign any or all of its rights, interests or obligations hereunder to an affiliate or to any successor to all or substantially all of the assets and business of the Operating Partnership and (c) the Operating Partnership may assign any or all of its rights hereunder as collateral security for any lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Unit Purchase Agreement to be duly and validly executed as of the date first set forth above.

GENERATION INCOME PROPERTIES, L.P.

General Partner:

Generation Income Properties, Inc.

By: /s/ David Sobelman

Name: David Sobelman

Title: Chief Executive Officer

PURCHASER:

/s/ Jeff Cohen

JCWC Funding LLC

7342 Captain Kidd Ave

Sarasota, FL 34231

Jeff@Totalnetllc.com

[signature page to Unit Purchase Agreement]

Exhibit A

GENERATION INCOME PROPERTIES, L.P.

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of June 27, 2024, is entered into by and between Generation Income Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) (the “Operating Partnership”) and JCWC Funding, LLC (“Joining Party”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Partnership Agreement (as defined below).

BACKGROUND

WHEREAS, the Operating Partnership and its other partners are parties to that certain Amended and Restated Limited Partnership Agreement, dated March 23, 2018, of the Operating Partnership, as amended by that certain First Amendment to the Amended and Restated Limited Partnership Agreement, dated May 21, 2019, that certain Second Amendment to the Amended and Restated Limited Partnership Agreement, dated October 12, 2020, that certain Third Amendment to the Amended and Restated Limited Partnership Agreement, dated August 10, 2023, and that certain Fourth Amendment to the Amended and Restated Limited Partnership Agreement, dated June 27, 2024, by and among the Operating Partnership and the other partners of the Operating Partnership named therein (the “Partnership Agreement”);

WHEREAS, Joining Party desires to be bound by and enjoy the benefits of the Partnership Agreement upon Joining Party’s purchase of Partnership Units.

NOW, THEREFORE, for good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Joining Party acknowledges receipt of a copy of the Partnership Agreement.
2.
By executing and delivering this Joinder Agreement, the Joining Party hereby agrees, effective commencing on the date on which the Joining Party first becomes the owner of any Partnership Units, to become a party to, to be bound by, to comply with, and that his, her or its Partnership Units are subject to the provisions of the Partnership Agreement in the same manner as if the Joining Party were an original signatory to such agreement as a Limited Partner. The Joining Party agrees that, the General Partner is authorized to attach this Joinder Agreement to the final executed copy of the Partnership Agreement.
3.
The Operating Partnership hereby (a) accepts Joining Party’s agreement to be bound by the Partnership Agreement and (b) agrees that the Partnership Agreement is hereby amended to include the Joining Party as a party thereto effective commencing on the date on which the Joining Party first becomes the owner of any Partnership Units.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENERATION INCOME PROPERTIES, L.P.

General Partner:

Generation Income Properties, Inc.

By: /s/ David Sobelman

Name: David Sobelman

Title: Chief Executive Officer

JOINING PARTY

By: __________________________________
Name: JCWC Funding, LLC

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